Notice to Shareholders

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o Elect trustees for the fund.* The individuals listed in the table below were elected as trustees for the fund. All trustees served as trustees to the fund prior to the shareholder meeting.

---------------------------- ----------------- --------------- -----------------
            Trustee                For            Withheld      Percentage For
---------------------------- ----------------- --------------- -----------------
---------------------------- ----------------- --------------- -----------------
John J. Brennan              70,380,839,727    1,259,995,409   98.2%
---------------------------- ----------------- --------------- -----------------
---------------------------- ----------------- --------------- -----------------
Charles D. Ellis             70,360,941,814    1,279,893,321   98.2
---------------------------- ----------------- --------------- -----------------
---------------------------- ----------------- --------------- -----------------
Rajiv L. Gupta               70,274,493,869    1,366,341,266   98.1
---------------------------- ----------------- --------------- -----------------
---------------------------- ----------------- --------------- -----------------
JoAnn Heffernan Heisen       70,368,543,153    1,272,291,982   98.2
---------------------------- ----------------- --------------- -----------------
---------------------------- ----------------- --------------- -----------------
Burton G. Malkiel            70,284,920,657    1,355,914,478   98.1
---------------------------- ----------------- --------------- -----------------
---------------------------- ----------------- --------------- -----------------
Alfred M. Rankin, Jr.        70,401,439,983    1,239,395,152   98.3
---------------------------- ----------------- --------------- -----------------
---------------------------- ----------------- --------------- -----------------
J. Lawrence Wilson           70,272,336,850    1,368,498,286   98.1
---------------------------- ----------------- --------------- -----------------
*Results are for all funds within the same trust.

o Change the fund's policy on investing in other mutual funds. This change enables the fund to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the fund to achieve greater diversification and to earn modestly higher returns on its cash reserves. The fund will need Securities and Exchange Commission approval before implementing this new cash management program.

--------------------- ------------------- ----------------- ---------------- ----------------- --------------
                             For              Against           Abstain           Broker        Percentage
                                                                                 Non-Votes          For
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
500 Index Fund        32,124,657,749      1,678,063,610     884,541,780      6,511,054,055     78.0%
--------------------- ------------------- ----------------- ---------------- ----------------- --------------

o Reclassify the fund as nondiversified. This change to "nondiversified" status enables the fund to continue tracking its target index in the event that the index becomes dominated by a small number of stocks.

--------------------- ------------------- ----------------- ---------------- ----------------- --------------
                             For              Against           Abstain           Broker        Percentage
                                                                                 Non-Votes          For
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
500 Index Fund        32,303,340,692      1,347,046,384     1,036,876,062    6,511,054,055     78.4%
--------------------- ------------------- ----------------- ---------------- ----------------- --------------

Note: Vote tabulations are rounded to the nearest whole number.